                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

/ / Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))

                            NEW FRONTIER MEDIA, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                            NEW FRONTIER MEDIA, INC.
                         5435 AIRPORT BLVD., SUITE 100
                            BOULDER, COLORADO 80301
                                 (303) 786-8700

                                                                 August 28, 2000

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of New Frontier Media, Inc. ("the Company"), to be held at 10:00 a.m., Mountain Daylight Time, on September 26, 2000, at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, CO 80021.

     At this meeting, you will be asked to consider and vote, in person or by proxy, on the following matters: (i) the election of six directors to serve on the Board of Directors of the Company; (ii) the approval of the Company's Millennium Incentive Stock Option Plan; (iii) the ratification of the appointment of Spicer, Jeffries & Co. as the Company's independent accountants; and (iv) any other business as may properly come before the meeting or any adjournments thereof. The official Notice of Meeting, Proxy Statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the accompanying Proxy Statement.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Meeting. Accordingly, you are urged to complete, sign and mail the enclosed proxy card as soon as possible.

                                               Very truly yours,

                                               /s/ Mark H. Kreloff

                                               Mark H. Kreloff
                                               Chairman of the Board

                            NEW FRONTIER MEDIA, INC.
                         5435 AIRPORT BLVD., SUITE 100
                            BOULDER, COLORADO 80301
                                 (303) 786-8700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Stockholders of New Frontier Media, Inc.:

     Notice is hereby given that the Annual Meeting of Shareholders of New Frontier Media, Inc. (the "Company") will be held on September 26, 2000, at 10:00 a.m., Mountain Daylight Time, at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, CO 80021 for the following purposes:

     1. To elect six directors to serve on the Board of Directors for the ensuing year and until their successors are duly elected.

     2. To approve the Company's Millennium Incentive Stock Option Plan;

     3. To ratify the appointment of Spicer, Jefferies & Co. as the Company's independent auditors for the fiscal year ending March 31, 2001; and

     4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on August 25, 2000, as the record date for determination of those shareholders who will be entitled to notice of and to vote at the meeting and any adjournment thereof.

     If you plan to attend the meeting, please mark the appropriate box on your proxy card. Upon receipt of the card, an admission ticket will be sent to you. WHETHER OR NOT YOU EXPECT TO ATTEND, SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. No postage is required if mailed in the United States.

                                            By Order of the Board of Directors

                                            /s/ Michael Weiner

                                            Michael Weiner
                                            Secretary

Boulder, Colorado
August 28, 2000

                            NEW FRONTIER MEDIA, INC.
                         5435 AIRPORT BLVD., SUITE 100
                            BOULDER, COLORADO 80301

                               ------------------
                                PROXY STATEMENT
                               ------------------

                              GENERAL INFORMATION
INFORMATION ABOUT PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the Common Stock, $.0001 par value per share ("Common Stock"), of New Frontier Media, Inc. ("the Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on September 26, 2000 at 10:00 a.m. (Mountain Daylight Time), at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, CO 80021, and at any adjournment thereof. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. At present, the Board of Directors knows of no other business which will come before the meeting.

     The Notice of Annual Meeting, Proxy Statement, and form of proxy will be mailed to stockholders on or about August 28, 2000. The Company will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, telegram, and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Shareholders may revoke their proxies at any time before being voted. Shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no instructions are given, the proxies will be voted FOR the election of management's six nominees for election as directors, FOR the adoption of the Company's Millennium Incentive Stock Option Plan, and FOR ratification of the appointment of Spicer, Jefferies & Co. as the Company's independent auditor for the fiscal year ending March 31, 2001.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on August 25, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof. On August 25, 2000, the Company had outstanding 20,781,762 shares of Common Stock, each of which is entitled to one vote upon matters presented at the meeting.

     Votes cast at the meeting will be tabulated by persons appointed as inspectors of election of the meeting. The inspectors of election will treat shares of Common Stock represented by a properly signed and returned proxy as "present" at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of Common Stock represented by "broker non-votes" as present for purposes of determining a quorum.

     The nominees for election to the Board of Directors receiving the greatest number of affirmative votes cast by the holders of Common Stock, up to the number of directors to be elected, will be elected as directors. Accordingly, abstentions or broker non-votes as to the election of directors will have no effect on the election of directors.

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote thereat will be required to approve the Millennium Incentive Stock Option Plan, and to ratify the selection of independent public accountants. In determining whether such proposals have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal.

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 5435 Airport Blvd., Suite 100, Boulder, Colorado 80301, during business hours, for a period of 10 days prior to the Annual Meeting for examination by any stockholder. Such list will also be available at the annual meeting.

QUORUM

     The presence, either in person or by proxy, of the holders of a majority of the shares of common stock outstanding on August 25, 2000 is necessary to constitute a quorum at the Annual Meeting.

                     ACTIONS TO BE TAKEN AT ANNUAL MEETING
                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS
NOMINEES

     It is proposed that the six persons named below will be elected as Directors of the Company at the meeting. Unless otherwise specified, the enclosed proxy will be voted for the election of Mark H. Kreloff, Michael Weiner, Koung Y. Wong, Edward J. Bonn, Alan L. Isaacman and Bradley A. Weber to serve as directors until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified. Each of the nominees now serves as a director of the Company. In the event that any of these nominees shall be unable to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that any of these nominees will be unable to serve.

     Set forth below are the names and ages of the nominees, the principal occupation of each and the year in which first elected a director of the Company.

                                                              POSITION WITH THE                        DIRECTOR
            NAME                   AGE                             COMPANY                              SINCE
            ----                   ---                        -----------------                        --------
Mark H. Kreloff..............      38       Chairman of the Board and Chief Executive Officer of         1995
                                            New Frontier Media, Inc. and Colorado Satellite
                                            Broadcasting, Inc.
Michael Weiner...............      59       Executive Vice President/Corporate Development,              1995
                                            Secretary and Director, New Frontier Media, Inc. and
                                            Colorado Satellite Broadcasting, Inc.
Koung Y. Wong (1)(2)(3)......      47       Director                                                     1995
Edward J. Bonn (1)(2)(3).....      48       President of New Frontier Media, Inc., Director and          1999
                                            Chief Executive Operating Officer, Interactive
                                            Telecom Network, Inc. and Card Transactions, Inc.
Alan L. Isaacman (1)(2)(3)...      57       Director                                                     1999
Bradley A. Weber.............      40       Executive Vice President and Treasurer of New                1999
                                            Frontier Media, Inc., Director and Chief Operating
                                            Officer, Interactive Telecom Network, Inc. and Card
                                            Transactions, Inc.

---------------
(1) Member Compensation Committee
(2) Member Audit Committee
(3) Member Nasdaq Compliance Committee

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

     MARK H. KRELOFF. Mr. Kreloff has held the title Chairman and Chief Executive Officer of New Frontier Media, Inc. since the Company's inception in September, 1995. Mr. Kreloff has been actively involved in the cable television, entertainment and computer software industries since 1977. Prior to founding the Company and during the four years immediately preceding his employment with the Company, he was the President of LaserDisc Entertainment, a video disc distribution company; Elmfield IV, Inc., an entertainment production and distribution company, and California Software Partners, L.P., a computer software development and publishing company. Previously, Mr. Kreloff held the title Vice President, Mergers and Acquisitions, with Kidder Peabody & Co. and Drexel Burnham Lambert. From 1983 through 1986, Mr. Kreloff was employed by Butcher & Singer, Inc., a Philadelphia-based investment bank, in a variety of departments including the Cable Television and Broadcast Media Group. From 1977 through 1983, Mr. Kreloff held a variety of positions, including Marketing Director, in his family's cable television system based in New Jersey. Mr. Kreloff is an honors graduate of Syracuse University and holds B.S. degrees in Finance and Public Communications.

     MICHAEL WEINER. Mr. Weiner has been Executive Vice President/Corporate Development and a director of New Frontier Media, Inc. since the Company's inception. Prior to founding the Company, Mr. Weiner was actively involved as a principal and director in a variety of publishing businesses, including a fine art poster company. His background includes 20 years in real estate development and syndication.

     KOUNG Y. WONG. Mr. Wong was born in Canton, China in 1952 and immigrated to the United States in 1969 with his family. He earned a Bachelor of Arts degree from City College of San Francisco in 1975, and studied Architecture at the University of California at Berkeley for one year. For the past 23 years, Mr. Wong has been the president and sole shareholder of WAV Entertainment, Inc., a leading electronics hardware and software distribution company based in South San Francisco, California. WAV Entertainment, Inc. includes a 20,000 square-foot corporate headquarters and distribution center and an 8,500 square-foot retail superstore in San Francisco, California. Mr. Wong has been a director of New Frontier Media since the Company's inception in September, 1995.

     EDWARD J. BONN. Mr. Bonn is the founder and CEO of Interactive Telecom Network, Inc. ("ITN") and Card Transactions, Inc. ("CTI"). He became a director of New Frontier Media in June 1999. ITN is a leading Internet technology company that provides turn-key e-commerce solutions, Internet software engineering, bandwith, hosting and credit card processing systems. Mr. Bonn was formerly the Chairman of the Board of Independent Entertainment Group, a California-based, publicly traded, service bureau and information provider. He was also a founder and President of ICOM Group, Inc., an audio text service bureau that specialized in automated credit card processing and fraud control procedures, and is the founder and President of Response Telemedia, Inc., a privately held company offering a variety of 800/900 information and entertainment. Mr. Bonn attended the University of Oregon from 1969-1972 with a focus in International Studies and attended business and accounting classes at UCLA from 1980-1982.

     ALAN ISAACMAN. Mr. Isaacman joined the Company as a Director in November 1999. Mr. Isaacman is a Senior Partner of Isaacman, Kaufman & Painter, Inc. Mr. Isaacman is a renowned litigation attorney based in Los Angeles representing general corporate clients, as well as clients from the media and entertainment industries. He is considered an expert on First Amendment rights and has experience in areas of copyright, antitrust, securities, right to privacy and general entertainment law. Mr. Isaacman has successfully defended clients on First Amendment cases throughout the judicial system up to and including the Supreme Court of the United States. Mr. Isaacman received his undergraduate at Penn State University and received his law degree from Harvard University Law School. He is a Fellow of the American College of Trial Lawyers and is included in the Best Lawyers in America.

     BRADLEY WEBER. Mr Weber is President and Chief Operating Officer of ITN and CTI. He joined ITN in 1995 as Executive Vice President and became Chief Operating Officer in January 1998. He became a director of New Frontier Media in October 1999. ITN is a leading Internet technology company that provides turn-key e-commerce solutions, Internet software engineering, bandwidth, hosting, and credit card processing systems. Mr. Weber was formerly Director of Interactive Audiotext Services, Inc., an audio text service bureau and information provider. He was also a founder and CEO of the ICOM Group, Inc., and audit text service bureau that specializes in automated credit card processing and fraud control procedures. Mr. Weber received his undergraduate degree in Economics at Occidental College and received his Masters in Business Administration from California Lutheran University.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF THE
BOARD AND EXECUTIVE OFFICERS.

     During the Company's fiscal year ended March 31, 2000, the Board of Directors held two meetings and acted seven times by unanimous written consent. Each Director attended more than seventy-five percent (75%) of the Board meetings and meetings of the Board committees on which he served. The Company does not have a standing nominating committee, the functions of which are performed by the entire Board.

     During the Company's fiscal year ended March 31, 2000, the Compensation Committee of the Board met once. The Compensation Committee has the power to prescribe, amend and rescind rules relating to the Company's 1999 and 1998 Incentive Stock Option Plans, to grant options and other awards under the Plans and to interpret the Plans.

     During the Company's fiscal year ended March 31, 2000, the Audit Committee of the Board met once. The Audit Committee has the responsibility of recommending the engagement of independent auditors and reviewing and considering actions of management in matters relating to audit functions. The Committee reviews, with independent auditors, the scope and results of its audit engagement, the system of internal controls and procedures and reviews the effectiveness of procedures intended to prevent violations of laws. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Exhibit "A". The Audit Committee has recommended the selection of Spicer, Jefferies & Co. as independent auditors for the year ended March 31, 2001.

     During the Company's fiscal year ended March 31, 2000, the Nasdaq Compliance Committee of the Board met two times. The Nasdaq Compliance Committee has the responsibility of ensuring that the Company complies with the Nasdaq Stock Market Marketplace Rules.

     No director or executive officer of the Company is related to any other director or executive officer. None of the Company's officers or directors hold any directorships in any other public company. There are currently two outside directors on the Company's Board of Directors. The Company's compensation committee is comprised of Messrs. Isaacman, Bonn, and Wong. The Company's audit committee is comprised of Messrs. Isaacman, Bonn and Wong. The Company's Nasdaq compliance committee is comprised of Messrs. Isaacman, Bonn and Wong.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Exchange Act, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended March 31, 2000, except that: (i) Mr. Nyiri, Mr. Bonn, Ms. Miller, Mr. Weber, Mr. Howard, Mr. Schalin, Mr. Dumas, Mr. Boenish, Mr. Isaacman and Mr. Wong each filed one late Form 3; (ii) Mr. Weber, Mr, Bonn, Mr. Weiner and Mr. Kreloff each filed one late Form 4 regarding one transaction; and (iii) Mr. Kreloff, Mr. Weiner, Mr. Weber, Mr. Bonn, Mr. Dumas and Mr. Issaacman each filed one late Form 5 regarding one transaction.

EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation paid to the Chief Executive Officer and four other most highly compensated executive officers of the Company for the three fiscal years ended March 31, 2000, 1999 and 1998.

                                                                                    LONG-TERM COMPENSATION
                                                                          ------------------------------------------
                                         ANNUAL COMPENSATION                              SECURITIES
                               ---------------------------------------    OTHER ANNUAL    UNDERLYING     ALL OTHER
          NAME AND                 YEAR                                   COMPENSATION     OPTIONS/     COMPENSATION
     PRINCIPAL POSITION        COMPENSATION    SALARY ($)    BONUS ($)       ($)(1)        SARS (#)        ($)(2)
     ------------------        ------------    ----------    ---------    ------------    ----------    ------------
Mark H. Kreloff, ............      2000         117,134        37,212           --         275,000            730
CEO and Chairman                   1999         103,750            --           --         269,000            730
                                   1998          39,167        75,000           --              --             --
Jerry Howard, ...............      2000         100,228       134,970           --          75,000          9,764
CFO of ITN, IGallery, CTI          1999          99,057        67,468           --              --         11,307
                                   1998          76,327        34,520           --              --            611
Brad Weber, .................      2000         152,500        27,500           --          25,000         15,533
President and COO of ITN and       1999         180,000            --           --              --          9,764
CTI                                1998         180,000            --           --              --             99
Gregory Dumas, ..............      2000          89,985       111,000           --         125,000          8,273
President of IGallery              1999          72,000       117,313           --              --         16,107
                                   1998          66,000        74,119           --              --            800
Scott Schalin, ..............      2000         108,077       111,000           --          50,000          8,954
COO of IGallery                    1999          80,000       103,374           --              --         15,312
                                   1998          80,000        36,613           --              --            915

---------------

(1) While each executive officer enjoys certain other perquisites, such perquisites do not exceed the lesser of either $50,000 or 10% of each Executive Officer's salary and bonus.

(2) The amount shown for Mr. Kreloff is related to premiums paid for life insurance. All other compensation for Executive Officer includes amounts contributed to the ITN 401(k) Plan on behalf of the officers.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF                                                                 ASSUMED ANNUAL RATES OF
                           SECURITIES         % OF TOTAL                                          STOCK PRICE APPRECIATION FOR
                           UNDERLYING      OPTIONS GRANTED      EXERCISE OR                              OPTION TERM (5)
                        OPTIONS GRANTED      TO EMPLOYEES      BASE PRICE ($/     EXPIRATION      -----------------------------
         NAME            (# OF SHARES)        IN 3/31/00            SH)              DATE             5%               10%
         ----           ---------------    ---------------     --------------     ----------          --               ---
Mark Kreloff..........      250,000(1)            14%              $ 4.00          12/30/09        630,000          1,592,500
Mark Kreloff..........       25,000(2)             1%              $ 5.00            1/7/10         78,500            199,250
Jerry Howard..........       75,000(3)             4%              $ 4.14          12/30/09        195,000            495,000
Brad Weber............       25,000(2)             1%              $ 5.00            1/7/10         78,500            199,250
Gregory Dumas.........       50,000(3)             3%              $ 4.14          12/30/09        130,000            330,000
Gregory Dumas.........       25,000(4)             1%              $ 5.50          10/27/03         29,750             63,750
Gregory Dumas.........       25,000(4)             1%              $ 7.00          10/27/03         37,750             81,250
Gregory Dumas.........       25,000(4)             1%              $10.00          10/27/03         54,000            116,000
Scott Schalin.........       50,000(3)             3%              $ 4.14          12/30/09        130,000            330,000

---------------

(1) On December 30, 1999, the Company granted options to Mr. Kreloff and other executive officers and key employees to purchase common stock of the Company under the Company's 1999 Incentive Stock Option Plan. Mr. Kreloff's options vest at a rate of 50% per year, commencing December 30, 2000 and expire ten years from the grant date, subject to early termination in certain circumstances.

(2) On January 7, 2000, the Company granted options to Mr. Kreloff, Mr. Weber and other executive officers to purchase common stock of the Company under the Company's 1999 Incentive Stock Option Plan. Mr. Kreloff's and Mr. Weber's options vest at a rate of 50% per year, commencing January 7, 2001 and expire ten years from the grant date, subject to early termination in certain circumstances.

(3) On December 30, 1999, the Company granted options to Mr. Howard, Mr. Dumas, Mr. Schalin and other executive officers and key employees to purchase common stock of the Company under the Company's 1999 Incentive Stock Option Plan. Mr. Howard's, Mr. Dumas', and Mr. Schalin's options vest at a rate of 33% per year, commencing December 30, 2000 and expire ten years from the grant date, subject to early termination in certain circumstances.

(4) On October 27, 1999, the Company granted warrants to Mr. Dumas to purchase common stock of the Company. Mr. Dumas' warrants vest at a rate of 33% per year, commencing October 27, 2000 and expire four years from the grant date, subject to early termination in certain circumstances.

(5) The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share from the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of the option exercises, as well as the optionee's continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED OPTIONS      VALUE OF UNEXERCISED IN THE
                            SHARES                              AT FY-END (#)            MONEY OPTIONS AT FY-END ($)(1)
                         ACQUIRED ON       VALUE       -------------------------------   -------------------------------
         NAME            EXERCISE (#)   REALIZED ($)    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
         ----            ------------   ------------    -----------     -------------     -----------     -------------
Mark Kreloff...........      --             --            223,000          321,000        $2,369,375       $2,560,625
Jerry Howard...........      --             --                 --           75,000                --       $  561,525
Brad Weber.............      --             --                 --           25,000                --       $  165,625
Gregory Dumas..........      --             --                 --          125,000                --       $  683,725
Scott Schalin..........      --             --                 --           50,000                --       $  374,350

---------------
(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of shares of common stock underlying the option by the difference between the exercise price of the option and the closing price of the Company's common stock on March 31, 2000 ($11.625).

COMPENSATION OF DIRECTORS

     The Company only compensates its outside Board of Director members for their services. The Company paid Alan Isaacman $10,000 for his services. Additionally, the Company issued 25,000 options to purchase stock to Alan Isaacman and Koung Wong each for their services.

EMPLOYMENT AGREEMENTS

     The Company has an Employment Agreement with Mark Kreloff which ends on December 31, 2001. The Agreement provides for the payment of an annual base salary of $115,000 for calendar year 1999, $130,000 for calendar year 2000 and $150,000 for calendar year 2001. The Agreement also provides for an annual incentive bonus equal to: (a) 30% of his annual base salary if the Company's annual earnings before income taxes, depreciation and amortization ("EBITDA") is at least $1 million; (b) 50% of his annual base salary if the Company's EBITDA is at least $2 million, or (c) 100% of his annual base salary if the Company's EBITDA is at least $4 million. The Agreement provides for the one-time issuance of 150,000 nonstatutory options to Mr. Kreloff at the fair market value of the common stock on the date of grant. The options vest over three years, except upon a change of control of the Company, as defined in the Agreement, or upon the death or disability of Mr. Kreloff, the discharge of Mr. Kreloff without cause or the resignation of Mr. Kreloff for "good reason", as defined in the Agreement. The Agreement further provides for the payment to Mr. Kreloff upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus.

     The Company has an Employment Agreement with Michael Weiner which ends on December 31, 2001. The Agreement provides for the payment of an annual base salary of $115,000 for calendar year 1999, $130,000 for calendar year 2000 and $150,000 for calendar year 2001. The Agreement also provides for an annual incentive bonus equal to: (a) 30% of his annual base salary if the Company's EBITDA is at least $1 million; (b) 50% of his annual base salary if the Company's EBITDA is at least $2 million, or (c) 100% of his annual base salary if the Company's EBITDA is at least $4 million. The Agreement provides for the one-time issuance of 150,000 nonstatutory options to Mr. Weiner at the fair market value of the common stock on the date of grant. The options vest over three years, except upon a change of control of the Company, as defined in the Agreement, or upon the death or disability of Mr. Weiner, the discharge of Mr. Weiner without cause or the resignation of Mr. Weiner for "good reason", as defined in the Agreement. The Agreement further provides for the payment to Mr. Weiner upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus.

     The Company has an Employment Agreement with Jerry D. Howard which ends on March 31, 2003. The Agreement provides for the payment of an annual base salary of not less than $100,000. The Agreement also provides for an annual incentive bonus equal to .62% of the amount by which IGallery's annual gross revenue exceed $20,000,000, but less than $40,000,000. The Agreement provides for the one-time issuance of 75,000 non-statutory stock options to Mr. Howard at the fair market value on the date of grant. The options vest over three years, except upon change of control of the Company, as defined in the Agreement or upon the death or disability of Mr. Howard, the discharge of Mr. Howard without cause or the resignation of Mr. Howard for "good reason", as defined in the Agreement. The Agreement further provides for the payment to Mr. Howard upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus. In addition, if the terminating event occurs on or before September 30, 2000, the Company is to pay Mr. Howard an additional $100,000.

     The Company has an Employment Agreement with Bradley A. Weber which ends on March 31, 2003. The Agreement provides for the payment of an annual base salary of not less than $115,000, and will not be less than the base salary paid to any other executive of ITN or New Frontier Media during the term of his Agreement. The Agreement also provides for an annual incentive bonus equal to: (a) 30% of his annual base salary if New Frontier Media's EBITDA is at least $1 million;
(b) 50% of his annual base salary if New Frontier Media's EBITDA is at least $2 million; or (c) 100% of his annual base salary if New Frontier Media's EBITDA is at least $4 million. The Agreement also provides for a monthly commission equal to .3% of the first $22 million of revenues earned by IGI, which is applied against and reduced on a dollar-for-dollar basis on any bonus received by Mr. Weber under the annual incentive bonus scheme above. The Agreement provides for long-term incentive plans and programs applicable generally to other peer executives of ITN and/or New Frontier Media. The Agreement further provides for the payment to Mr. Weber upon the change of control of the Company, as defined in the Agreement or upon the death or disability of Mr. Weber, the discharge of Mr. Weber without cause or the resignation of Mr. Weber for "good reason", as defined in the Agreement, a lump sum equal to his annual base salary and bonus. In addition, if the terminating event occurs on or before September 30, 2000, the Company is to pay Mr. Weber an additional $100,000.

     The Company has an Employment Agreement with Gregory Dumas which ends on March 31, 2003. The Agreement provides for the payment of an annual base salary of not less than $110,000. The Agreement also provides for an annual incentive bonus equal to .62% of the amount by which IGallery's annual gross revenue exceed $20 million, but less than $40 million, and 1% of the amount of IGallery's annual gross revenues that exceed $40 million. The Agreement provides for the one-time issuance of 50,000 non-statutory stock options to Mr. Dumas at the fair market value on the date of grant. The options vest over three years, except upon change of control of the Company, as defined in the Agreement or upon the death or disability of Mr. Dumas, the discharge of Mr. Dumas without cause or the resignation of Mr. Dumas for "good reason", as defined in the Agreement. The Agreement further provides for the payment to Mr. Dumas upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus. In addition, if the terminating event occurs on or before September 30, 2000, the Company is to pay Mr. Dumas an additional $100,000.

     The Company has an Employment Agreement with Scott Schalin which ends on March 31, 2003. The Agreement provides for the payment of an annual base salary of not less than $110,000. The Agreement also provides for an annual incentive bonus equal to .62% of the amount by which IGallery's annual gross revenue exceed $20 million, but less than $40 million, and 1% of the amount of IGallery's annual gross revenues that exceed $40 million. The Agreement provides for the one-time issuance of 50,000 non-statutory stock options to Mr. Schalin at the fair market value on the date of grant. The options vest over three years, except upon change of control of the Company, as defined in the Agreement or upon the death or disability of Mr. Schalin, the discharge of Mr. Schalin without cause or the resignation of Mr. Schalin for "good reason", as defined in the Agreement. The Agreement further provides for the payment to Mr. Schalin upon the occurrence of any of the above events of a lump sum equal to his annual base salary and bonus. In addition, if the terminating event occurs on or before September 30, 2000, the Company is to pay Mr. Schalin an additional $100,000.

LIMITS ON LIABILITY AND INDEMNIFICATION

     The Company's Articles of Incorporation eliminate the personal liability of its directors to the Company and its shareholders for monetary damages for breach of the directors' fiduciary duties in certain circumstances. The Articles of Incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law. The Company believes that such indemnification covers at least negligence and gross negligence on the part of the indemnified parties. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     Members of the Compensation Committee, with the exception of Edward Bonn who is the Chief Executive Operating Officer of Interactive Telecom Network, Inc. and Card Transactions, Inc., have never served as our officers or employees or officers and employees of any of our subsidiaries. During the last fiscal year, none of our executive officers served on the Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION.

     Executive Compensation Philosophy. Our executive compensation philosophy emphasizes three guiding principles. First, providing a competitive executive compensation package that enables us to attract, motivate and retain talented executives. Second, basing a major portion of each executive's annual cash compensation on our annual profitability or the annual profitability of the group or unit for which the executive is primarily responsible. Third, aligning the financial interests of executives with long-term total shareholder return, particularly through stock options.

     Our executive compensation program has three major components: base salaries, annual incentives, and long-term incentives.

     Base Salaries. Our executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. The base salaries of our executive officers are determined under the terms of their respective employment contracts with us. Apart from any contractual commitments, the Compensation Committee intends to maintain base salaries at competitive levels in the marketplace for comparable executive ability and experience and to place more emphasis on the incentive portion of executive compensation, thereby correlating compensation to performance. The Committee reviews base salaries annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

     Annual Incentive Compensation. Our executive officers also receive annual incentive compensation that is tied to corporate performance criteria. The measurements vary for each executive officer but are based on annual gross revenues and/or earnings before income taxes, depreciation and amortization ("EBITDA") of the Company or one of its subsidiaries.

     Long-Term Incentives. For 2000 and the future, the Committee and the Board approved, and the Board of Directors is recommending shareholders approve, the New Frontier Media, Inc. Millennium Stock Option Plan. The Committee believes that once fully implemented, this plan will provide an excellent vehicle for rewarding performance by Company executives and retaining their services for the future.

     Submitted August 28, 2000 by the members of the Compensation Committee.

                                    Koung Y. Wong
                                    Edward J. Bonn
                                    Alan Isaacman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of August 28, 2000, the number and percentage of shares of outstanding Common Stock owned by each person owning at least 5% of the Company's Common Stock, each officer and director owning stock, and all officers and directors as a group:

                   NAME AND ADDRESS OF                         NUMBER OF SHARES
                     BENEFICIAL OWNER                         BENEFICIALLY OWNED        PERCENT
                   -------------------                        ------------------        -------
Mark H. Kreloff ..........................................        1,310,023(1)              6%
     5435 Airport Blvd., Suite 100
     Boulder, CO 80301
Michael Weiner ...........................................          598,116(2)              3%
     5435 Airport Blvd., Suite 100
     Boulder, CO 80301
Koung Y. Wong ............................................           58,500                  *
     168 Beacon St.
     S. San Francisco, CA 94080
Edward Bonn ..............................................        4,041,873                19%
     15303 Ventura Blvd., Suite 675
     Sherman Oaks, CA 91403
Brad Weber ...............................................        1,659,222                 8%
     15303 Ventura Blvd., Suite 675
     Sherman Oaks, CA 91403
Jerry Howard .............................................            4,337                  *
     15303 Ventura Blvd., Suite 675
     Sherman Oaks, CA 91403
SAC Capital ..............................................        1,211,600                 6%
     777 Long Ridge Road
     Stamford, CT 06902
All officers and directors as a group (6 persons).........        7,672,071                37%
                                                                  ---------                --
TOTAL.....................................................        8,883,671                43%
                                                                  =========                ==

---------------
 * Less than 1%.

(1) Includes the right to acquire 223,000 shares of common stock within 60 days upon the exercise of employee stock options and warrants.

(2) Includes the right to acquire 190,000 shares of common stock within 60 days upon the exercise of employee stock options and warrants.

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on our common stock with (b) the total return on the Standard & Poors SmallCap 600 Index and (c) the total return on a peer group index. The Standard & Poors SmallCap 600 index includes companies with an average market capitalization of approximately $615,551,000 with the largest company having a capitalization of approximately $3,398,289,000. The peer group is an index weighted by the relative market capitalization of the two following companies which were selected for being in industries related to ours (provider of adult content), for having revenues between $20,260,000 and $347,817,000 in their most recently reported fiscal years and for having five year compound annual revenue growth of at least 10%. The two are: Playboy Enterprises, Inc. and Private Media Group, Inc.

     The following graph assumes that $100 had been invested in each of the Company, the Standard & Poors Small Cap 600 Index and the two member Peer Group on September 15, 1995.

                5-YEAR CUMULATIVE TOTAL RETURN COMPARISON AMONG
     NEW FRONTIER MEDIA, INC., S&P SMALLCAP 600 INDEX AND PEER GROUP INDEX


            NEW      S&P SMALLCAP     PEER GROUP
DATE      FRONTIER    600 INDEX         INDEX
15-9-95      100           100            100
Mar 97       100        105.85         119.12
Mar 96       125        114.73         180.88
Mar 98     81.25        169.43         205.88
Mar 99     107.8        137.02         264.71
Mar 00    290.63        179.08         315.76


                  ASSUMES $100 INVESTED ON SEPTEMBER 15, 1995
                          ASSUMES DIVIDED REINVESTMENT

     The preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of SEC Rule 14a-9, will not be deemed to have been filed with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing that we make with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Company's subsidiary, IGallery, purchased several vanity domain names from an entity controlled by Mr. Edward Bonn prior to the Company's acquisition of IGallery. This purchase was financed through a note payable. This note payable has a balance due of $59,000 as of the date hereof. The note and related interest is payable in 2001. Interest is calculated at prime rate.

     The Company owes Messrs. Brad Weber and Edward Bonn $471,828 as of the date hereof for amounts earned by them prior to the acquisition date of October 27, 1999. These amounts are non-interest bearing and are payable on demand.

     The Company owed Mr. Bonn $700,000 as an unsecured note payable as of March 31, 1999. The note bore interest at 4% per annum and had no stated maturity date. The Company paid the note in full during the fiscal year ended March 31, 2000.

     The Company loaned Mr. Nyiri $87,000 in fiscal 1999. This amount was repaid during the fiscal year ended March 31, 2000. The loan was non-interest bearing.

     The Company paid $72,000 to Isaacman, Kaufman, & Painter during the fiscal year ended March 31, 2000 for legal services provided by Mr. Isaacman and his associates.

                                  PROPOSAL TWO
        APPROVAL OF THE COMPANY'S MILLENNIUM INCENTIVE STOCK OPTION PLAN

     On July 13, 2000, the Board of Directors adopted the New Frontier Media, Inc. Millennium Incentive Stock Option Plan (the "Plan") for officers and key employees of the Company and its subsidiaries. The principal features of the Plan, as amended, are summarized below, but such summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit A.

     Under the Plan, up to an aggregate of 2,500,000 shares of the Company's Common Stock may be issued pursuant to stock options, subject to adjustment in the case of certain corporate transactions.

     The options may be either options intended to qualify as "incentive stock options", as that term is defined in the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options. The per share exercise price of options granted under the Plan may not be less than 100% of the Fair Market Value (as defined below) of a share of the Company's Common Stock on the date of grant. Shares of Common Stock acquired under the Plan may be treasury shares, including shares purchased in the open market for use in the Plan, newly issued shares, or a combination thereof. Fair Market Value, as of any date, means the closing sales price of a share of Common Stock as reported by the National Association of Securities Dealers, Inc.

     The Company has adopted the New Frontier Media, Inc. Millennium Incentive Stock Plan to promote the long-term growth and profitability of the Company by
(i) providing key directors, officers and employees of the Company and its subsidiaries with incentives to improve shareholder value and contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. As described more fully below, the Plan provides for grants of options to purchase specified numbers of shares of Common Stock at predetermined prices.

     The following discussion represents only a summary of certain of the Plan terms and is qualified in its entirety by reference to the complete Plan, a copy of which is attached hereto as Exhibit "B".

     Shares Available; Maximum Awards; Participants. A total of 2,500,000 shares of the Company's Common Stock has been reserved for issuance pursuant to options granted pursuant to the Plan. The Plan allows the Company to grant options to employees, officers and directors of the Company and its subsidiaries; provided that only employees of the Company and its subsidiaries may receive incentive stock options under the Plan. As of the date of this proxy statement, the Company has not granted any options under the Plan.

     Stock Option Features. Under the Plan, options to purchase the Company's Common Stock may take the form of incentive stock options ("ISOs") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("NQSOs"). As required by Section 422 of the Code, the aggregate fair market value (as defined in the Plan) of shares of Common Stock

(determined as of the date of grant of the ISO) with respect to which ISOs granted to an employee may not exceed $100,000 in any calendar year. The foregoing limitation does not apply to NQSOs.

     Initially, each option will be exercisable over a period, determined by the Board of Directors or the Compensation Committee of the Board of Directors of the Company, in its discretion, of up to ten years from the date of grant. Options may be exercisable during the option period at such time, in such amounts, and in accordance with such terms and conditions and subject to such restrictions as are determined by the Board or the Compensation Committee and set forth in option agreements evidencing the grant of such options; provided that no option may be exercisable less than one year from its date of grant.

     The exercise price of options granted pursuant to the Plan is determined by the Board or the Compensation Committee, in its discretion; provided that the exercise price of an ISO may not be less than 100% of the fair market value (as defined in the Plan) of the shares of the Company Common Stock on the date of grant. The exercise price of options granted pursuant to the Plan is subject to adjustment as provided in the Plan to reflect stock dividends, splits, other recapitalizations or reclassifications or changes in the market value of the Company Common Stock. In addition, the Plan provides that, in the event of a proposed change in control of the Company (as defined in the Plan), the Board or the Compensation Committee is to take such actions as it deems appropriate to effectuate the purposes of the Plan and to protect the grantees of options, which action may include (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and
(iii) in any case where equity securities other than Common Stock are proposed to be delivered in exchange for or with respect to Common Stock, arrangements providing that any option shall become one or more options with respect to such other equity securities. Further, in the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Plan or any grant agreement pursuant thereto (i) each grantee shall have the right to exercise his option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Board or the Compensation Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Board or the Compensation Committee also may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act.

     The shares purchased upon the exercise of an option are to be paid for by the optionee in cash or cash equivalents acceptable to the Compensation Committee.

     Except as permitted pursuant to Rule 16b-3 under the Exchange Act, and in any event in the case of an ISO, an option is not transferable except by will or the laws of descent and distribution. In no case may the options be exercised later than the expiration date specified in the option agreement.

     Plan Administration. The Plan initially will be administered by the Compensation Committee of the Board of Directors, consisting of at least two directors who are "non-employee directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code.

     The Compensation Committee will decide when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of awards and the terms and provisions relating to the exercise of the awards. The Compensation Committee may interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable. The Board of Directors may at any time amend or terminate the Plan and change its terms and conditions, except that, without shareholder approval, no such amendment may (i) materially increase the maximum number of shares as to which awards may be granted under the Plan; (ii) materially increase the benefits accruing to Plan participants; or (iii) materially change the requirements as to eligibility for participation in the Plan.

     Accounting Effects. Under current accounting rules, neither the grant of options at an exercise price not less than the current fair market value of the underlying Common Stock, nor the exercise of options under the Plan, is expected to result in any charge to the earnings of the Company.

     Certain Federal Income Tax Consequences. The following is a brief summary of certain Federal income tax aspects of awards under the Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     Incentive Stock Options. An optionee will not realize taxable income upon the grant of an ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee's termination of employment with the Company (one year in the event of a termination on account of disability). However, an optionee's alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of Common Stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the excess of the fair market value of the shares on the date the ISO was exercised over the exercise price would be compensation income taxable to the optionee at the time of the disposition, and any excess of the sale price of the shares over the fair market value of the shares on the date the ISO was exercised would be capital gain.

     Unless an optionee engages in a disqualifying disposition, the Company will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

     Non-qualified Stock Options. An optionee will not realize taxable income upon the grant of an NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is compensation income taxable to the optionee. The Company generally will be entitled to a deduction equal to the amount of compensation income taxable to the optionee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPANY'S MILLENNIUM INCENTIVE STOCK OPTION PLAN.

                                 PROPOSAL THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Spicer, Jefferies & Co. has been the independent public accountants for the Company since its inception and has been appointed by the Board, subject to stockholder ratification, to serve that capacity for the 2001 fiscal year. They have no financial interest, either direct or indirect, in us. A representative of Spicer, Jefferies & Co. will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SPICER, JEFFERIES & CO. AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals which are intended to be presented at the 2001 Annual Meeting of Shareholders of the Company must be received by the Company no later than May 5, 2001, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                         Michael Weiner
                                                              Secretary

Dated: August 28, 2000

                                                                       EXHIBIT A

                            NEW FRONTIER MEDIA, INC.
                            AUDIT COMMITTEE CHARTER

OVERVIEW

     The Audit Committee of the Board of Directors assists the full Board in fulfilling its oversight responsibilities with respect to assuring the company maintains (1) appropriate and independent advice from its Independent Accountants, (2) appropriate financial accounting and management controls, and
(3) sound financial reporting practices.

     The Audit Committee independently oversees the internal and external audit functions to ensure adequate audit coverage is achieved. Specifically, the audit function is designed to ensure:

     O a system of internal controls is maintained throughout the Company which protects the assets of the Company, provides the proper authorization and recording of transactions, and ensure that the financial information is reliable and materially accurate; and

     O financial statements fairly present, in all material respects, the financial condition and results of operations of the Company in accordance with generally accepted accounting principles.

     Although the Audit Committee has the responsibilities and powers set forth in this Charter, it is the responsibility of management throughout the company to ensure that overall controls are adequate to meet operating, financial and compliance objectives, and it is the responsibility of management and the Independent Accountants to plan and conduct audits, and to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

MEMBERSHIP

     The Board of Directors shall appoint the Audit Committee members, all of whom shall be Directors, but none of whom may be officers or employees of the Company. All Audit Committee members shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc., and at least one member of the Audit Committee must have the level of financial sophistication required under the rules of the National Association of Securities Dealers, Inc., resulting from past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including service as a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

     The Audit Committee shall consist of not less than three members, including a Chairperson. A majority of the members of the Committee shall constitute a quorum. The Committee shall meet four times within the year or at whatever interval is considered necessary by the Committee in fulfilling its responsibilities.

RESPONSIBILITIES

     The Audit Committee will meet with representatives (both as a group and, as appropriate, individually) from the independent accountants, the head of internal audit, the corporate controller, Chief Financial Officer, Chief Executive Officer, and others, as necessary, to perform the following:

Charter Review

     The Audit Committee shall reassess the adequacy of its Charter at least annually and recommend any proposed changes to the Board for approval.

Nomination of Independent Accountants

     The Audit Committee shall have the responsibility to recommend to the Board of Directors for its action the selection, retention or termination or the Company's independent accountants.

Auditor Evaluation

     The Independent Accountants shall have ultimate accountability to the Audit Committee and the Board of Directors. The Audit Committee shall have responsibility to evaluate the Independent Accountants.

     The Audit Committee shall:

     O Receive and review information from the Independent Accountants on a periodic basis, including a formal written statement, pertaining to the Independent Accountants' independence, including matters required by Independence Standards Board Standard No. 1; discuss such information with the Independent Accounts; and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of such independence.

     O Review, in consultation with management, the terms of the engagement of the Independent Accountants, including the scope of their audit, proposed fees and personnel qualifications.

     O Discuss with the Independent Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, relating to the conduct of the audit.

     O Receive required communications from the Independent Accountants.

Matters Pertaining to Filings with Government Agencies

     The Audit Committee shall:

     O Review with the Independent Accountants and management the audited financial statements to be included in the Company's Form 10-K prior to filing with the Securities and Exchange Commission and, if satisfied, recommend its approval to the Board.

     O Prepare the Audit Committee Report required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     O Review the results of each quarterly review with the Independent
       Accountants before filing with the Securities and Exchange Commission.

Financial Reporting

     O Review, in connection with its review of the annual financial statements, an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

     O Review with the Independent Accountants and management the results of the Independent Accountants' year-end audit, reviewing areas of significant disagreement, if any, between management and the Independent Accountants.

Controls

     The Audit Committee shall:

     O Review with management and the Independent Accountants their separate opinions as to the adequacy and effectiveness of the Company's system of internal accounting controls, and review with them the Independent Accountants' Annual Report on Internal Controls and management's response thereto.

     O Review the Company's procedures with respect to accounting and financial controls, including changes in auditing and accounting principles, practices and procedures.

     O Review with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Fraud and Illegal Acts

     The Audit Committee shall:

     O Receive and review reports regarding fraud involving senior management and any fraud that causes a material misstatement of the financial statements.

     O Review reports of illegal acts that are not `clearly inconsequential` that have come to the Independent Accountant's attention in the course of their audits, and ensure, in such cases, that management has taken timely and appropriate actions regarding reported illegal acts that could have a material effect on the financial statements.

Other Responsibilities

     O Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, any material reports or inquiries received from regulators or governmental agencies, and other legal matters as appropriate.

General Powers

     The Audit Committee shall conduct or authorize investigations into any matters within the scope of the Committee's responsibilities.

     To carry out and effectuate the purposes of the foregoing resolutions, the Audit Committee shall have authority it deems necessary to confer with the Company's Independent Accountants, Head of Internal Audit and Officers and to conduct or authorize investigations. The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee.

                                                                       EXHIBIT B

                            NEW FRONTIER MEDIA, INC.
                     MILLENNIUM INCENTIVE STOCK OPTION PLAN

1. ESTABLISHMENT, PURPOSE AND TYPES OF AWARDS

     New Frontier Media, Inc. hereby establishes the NEW FRONTIER MEDIA, INC. MILLENNIUM INCENTIVE STOCK OPTION PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of New Frontier Media, Inc. (the "Corporation") by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

     The Plan permits the granting of stock options, including non-qualified stock options and incentive stock options qualifying under Section 422 of the Code, in any combination (collectively, "Options").

2. DEFINITIONS

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Board" shall mean the Board of Directors of the Corporation.

     (b) "Change in Control" shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation's assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Corporation is not the surviving or continuing corporation, or in which the Corporation's stockholders become entitled to receive cash, securities of the Corporation other than voting common stock, or securities of another issuer.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

     (d) "Committee" shall mean the Board or committee of Board members appointed pursuant to Section 3 of the Plan to administer the Plan.

     (e) "Common Stock" shall mean shares of the Corporation's common stock, $.0001 par value.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" of a share of the Corporation's Common Stock for any purpose on a particular date shall be the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on a system established by the National Association of Securities Dealers, Inc. ("Nasdaq System"), or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and, provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq System, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

     (h) "Grant Agreement" shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Option granted pursuant to the Plan.

     (i) "Grant Date" shall mean the date on which the Committee formally acts to grant an Option to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

     (j) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Section 424(e) of the Code, or any successor thereto of similar import.

     (k) "Rule 16b-3" shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

     (l) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (m) "Subsidiary" and "Subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424(f) of the Code, or any successor thereto of similar import.

3. ADMINISTRATION

     (a) Procedure. The Plan shall be administered by the Board. In the alternative, the Board may appoint a Committee consisting of not less than two
(2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer the Plan. In the event that the Board is the administrator of the Plan in lieu of a Committee, the term "Committee" as used herein shall be deemed to mean the Board.

     Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him or her.

     The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

     (b) Rule 16b-3 Requirements. The members of the Committee shall be both "non-employee directors" within the meaning of Rule 16b-3, and "outside directors" within the meaning of Section 162(m) of the Code. The Board shall take all action necessary to cause the Plan to be administered in accordance with the then effective provisions of Rule 16b-3, provided that any amendment to the Plan required for compliance with such provisions shall be made in accordance with Section 10 of the Plan.

     (c) Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Options under the Plan, prescribe Grant Agreements evidencing such Options and establish programs for granting Options. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

          (i) determine the eligible persons to whom, and the time or times at which Options shall be granted,

          (ii) determine the types of Options to be granted,

          (iii) determine the number of shares to be covered by each Option,

          (iv) impose such terms, limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate,

          (v) modify, extend or renew outstanding Options, accept the surrender of outstanding Options and substitute new Options, provided that no such action shall be taken with respect to any outstanding Option which would adversely affect the grantee without the grantee's consent, and

          (vi) accelerate or otherwise change the time in which an Option may be exercised, in whole or in part, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Option following termination of any grantee's employment.

     The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee's sole and absolute discretion.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Option thereunder.

     (e) Indemnification. To the maximum extent permitted by law, the members of the Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

     (f) Effect of Committee's Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

4. SHARES AVAILABLE FOR THE PLAN: MAXIMUM AWARDS

     Subject to adjustments as provided in Section 9 of the Plan, the shares of stock that may be delivered or purchased under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 2,500,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Options to be awarded under the Plan, subject to adjustments as provided in Section 9 of the Plan. If any Option, or portion of an Option, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, the shares subject to such Option shall thereafter be available for further Options under the Plan unless such shares would not be deemed available for future Options pursuant to Section 16 of the Exchange Act.

5. PARTICIPATION

     Participation in the Plan shall be open to all employees, officers and directors of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. To the extent necessary to comply with Rule 16b-3 or to constitute an "outside director" within the meaning of Section 162(m) of the Code, and only in the event that Rule 16b-3 or Section 162(m) of the Code is applicable to the Plan or an Option awarded thereunder, Committee members shall not be eligible to participate in the Plan while members of the Committee.

     Options may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Option made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Option to such person in that year or subsequent years.

6. STOCK OPTIONS

     Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants non-qualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The Options granted shall be subject to the following terms and conditions.

     (a) Grant of Option. The grant of an Option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the Option evidenced thereby and the terms and conditions of such Option, in such form as the Committee may from time to time determine.

     (b) Price. The price per share payable upon the exercise of each Option ("exercise price") shall be determined by the Committee; provided, however, that in the case of incentive stock options, the exercise price shall not be less than 100% of the Fair Market Value of the shares on the date the Option is granted.

     (c) Payment. Options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment of the exercise price shall be made in cash (or cash equivalents acceptable to the Committee) or by such other means as the Committee may prescribe. The Corporation may make or guarantee loans to grantees to assist grantees in exercising Options.

     The Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to:
(i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

     (d) Terms of Options. The term during which each Option may be exercised shall be determined by the Committee. In no event shall an Option be exercisable less than six months nor more than ten years from the date it is granted. Prior to the exercise of the Option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding Option.

     (e) Restrictions on Incentive Stock Options. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first become exercisable by any grantee in any calendar year under this or another plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such Options (taking Options into account in the order in which they were granted) shall be treated as non-qualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

     The exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such Option shall not exceed five years.

     (f) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time. No Option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such Option.

7. WITHHOLDING OF TAXES

     The Corporation may require, as a condition to any exercise of an Option under the Plan or a Grant Agreement (hereinafter referred to as a "taxable vent"), that the grantee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

8. TRANSFERABILITY

     To the extent required to comply with Rule 16b-3, and in any event in the case of an incentive stock option, no Option granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

9. ADJUSTMENTS; BUSINESS COMBINATIONS

     In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Options may be granted under the Plan as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Options made under the Plan, and in any other matters which relate to Options and which are affected by the changes in the Common Stock referred to above.

     In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

     In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant

Agreement (i) each grantee shall have the right to exercise his Option at any time up to ten days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

10. TERMINATION AND MODIFICATION OF THE PLAN

     The Board, without further approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval would be required for continued compliance with Rule 16b-3.

     The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Option in any manner to the extent that the Committee would have had the authority to make such Option as so modified or amended. No modification may be made that would materially adversely affect any Option previously made under the Plan without the approval of the grantee.

11. NON-GUARANTEE OF EMPLOYMENT

     Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

12. TERMINATION OF EMPLOYMENT

     For purposes of maintaining a grantee's continuous status as an employee and accrual of rights under any Options, transfer of an employee among the Corporation and the Corporation's Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or contract.

13. WRITTEN AGREEMENT

     Each Grant Agreement entered into between the Corporation and a grantee with respect to an Option granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

14. NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Options, the form, amount and timing of such Options, the terms and provisions of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.

15. LIMITATION ON BENEFITS

     With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

16. LISTING AND REGISTRATION

     If the Corporation determines that the listing, registration or qualification upon any securities exchange or upon any Nasdaq system or under any law, of shares subject to any Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part and no restrictions on such Option shall lapse, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Corporation.

17. COMPLIANCE WITH SECURITIES LAWS

     The Corporation may require that a grantee, as a condition to exercise of an Option, and as a condition to the delivery of any share certificate, provide to the Corporation, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the Securities Act and applicable state securities laws. The Corporation may also require that a grantee submit other written representations which will permit the Corporation to comply with federal and applicable state securities laws in connection with the issuance of the Common Stock, including representations as to the knowledge and experience in financial and business matters of the grantee and the grantee's ability to bear the economic risk of the grantee's investment. The Corporation may require that the grantee obtain a "purchaser representative" as that term is defined in applicable federal and state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws. The Corporation may notify its transfer agent to stop any transfer of shares of Common Stock not made in compliance with these restrictions. Common Stock shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq system upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee.

18. GOVERNING LAW

     The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Colorado, without regard to its conflict of laws rules and principles.

19. PLAN SUBJECT TO ARTICLES OF INCORPORATION AND BY-LAWS

     This Plan is subject to the Articles of Incorporation and By-Laws of the Corporation, as they may be amended from time to time.

20. EFFECTIVE DATE; TERMINATION DATE

     The Plan is effective as of July 13, 2000, the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months of such date. Unless previously terminated, the Plan shall terminate on the close of business on July 13, 2010, ten years from the effective date. Subject to other applicable provisions of the Plan, all Options granted under the Plan prior to termination of the Plan shall remain in effect until such Options have been satisfied or terminated in accordance with the Plan and the terms of such Options.

                            NEW FRONTIER MEDIA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

P
R
O
X
Y

     The undersigned, revoking all previous proxies, hereby constitutes and appoints Mark Kreloff and Michael Weiner, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Common Stock of New Frontier Media, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on September 26, 2000 at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, CO 80021, at 10:00 a.m., Mountain Daylight Time, and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES"    I plan to attend
IN ITEM 1 AND "FOR" ITEMS 2 AND 3. The shares represented by      the meeting
this proxy will be voted as directed by the stockholder. If            / /
no direction is given when the duly executed proxy is
returned, such shares will be voted "FOR ALL Nominees" in
Item 2 and "FOR" Items 1 and 3.

ITEM 1 -- Election of six (6) Directors
      Nominees: Mark H. Kreloff, Michael Weiner, Koung Y. Wong, Edward J. Bonn, Alan L. Isaacman, Bradley A. Weber.

          FOR ALL NOMINEES             WITHHOLD AUTHORITY            Withheld for the following only:
       with exceptions noted            FOR ALL NOMINEES             (Write the name(s) of the Nominee(s) in the space below)

                / /                           / /                     -------------------------------------------------

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

ITEM 2 -- Approval of The Company's Millennium             FOR           AGAINST         ABSTAIN
Incentive Stock Option Plan.                               / /             / /             / /

ITEM 3 -- Ratification of appointment of Spicer,           FOR           AGAINST         ABSTAIN
Jefferies & Co. as Independent auditors for                / /             / /             / /
the 2001 fiscal year.

If you plan to attend the Annual Meeting check the box above.
DATED: ___________________________________________________________________, 2000


--------------------------------------------------------------------------------
                         SIGNATURE(S) OF STOCKHOLDER(S)


--------------------------------------------------------------------------------
                                     TITLE

Please mark, date and sign exactly as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.
           Please mark your choice like this /X/ in blue or black ink.